UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2007

Associated Banc-Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 Hansen Road, Green Bay, Wisconsin		54304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-491-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Associated Banc-Corp announced the appointments of Eileen A. Kamerick and Carlos E. Santiago to its Board of Directors on March 1, 2007. Each will stand for election by shareholders at the Annual Meeting of Shareholders on April 25, 2007. Ms. Kamerick and Mr. Santiago will be appointed to Committees of the Board at the Board Meeting on April 26, 2007, at which time all 2007 Board Committee appointments will be made. It is currently anticipated that Ms. Kamerick will serve on the Audit Committee of the Board and that Mr. Santiago will serve on the Corporate Governance Committee of the Board. There was no arrangement or understanding between the new directors and any other person pursuant to which such directors were selected. Also, the new directors have no relationships or related party transactions with Associated Banc-Corp required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than the compensation applicable to non-employee directors, there are no plans, contracts, or arrangements to which either director is a party involving grants or awards by the Corporation. Associated Banc-Corp is placing on file as Exhibit 99.1, a copy of the Company’s news release relating to the appointment which is incorporated herein by reference.

The appointments to the Board of Directors described above were effective on March 1, 2007.

A copy of the press release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

March 1, 2007	By:	Brian R. Bodager

Name: Brian R. Bodager
Title: Chief Administrative Officer, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 1, 2007, announcing changes to Associated Banc-Corp's Board of Directors